EXHIBIT 21
SUBSIDIARIES OF THE COMPANY
Access Management, Inc. (a Michigan corporation)
Allmont Ltd. (an Ireland corporation)
Beehive Day Nurseries, Ltd. (a United Kingdom corporation)
BHFS One Limited (a United Kingdom corporation)
BHFS Two Limited (a United Kingdom corporation)
BHFS Three Limited (an Ireland corporation)
Bright Horizons, Inc. (a Delaware corporation)
Bright Horizons Children’s Centers, Inc. (a Delaware corporation)
Bright Horizons Corporation (a Puerto Rico corporation)
Bright Horizons Family Solutions, Ltd. (a Canada corporation)
Bright Horizons Family Solutions, Ltd. (a United Kingdom corporation)
Bright Horizons Family Solutions Ireland, Ltd. (an Ireland corporation)
Bright Horizons Limited Partnership (a Massachusetts partnership)
Bright Horizons Livingston, Ltd. (a United Kingdom corporation)
Bright Horizons Support Services, Ltd. (a United Kingdom corporation)
Child & Co. (Oxford), Ltd. (a United Kingdom corporation)
ChildrenFirst, Inc. (a Massachusetts corporation)
ChildrenFirst, Ltd. (a Canadian corporation)
CorporateFamily SB, Inc. Corporation (a Connecticut Tennessee corporation)
CorporateFamily Solutions, Inc. (a Tennessee corporation)
Creative Movement and Art Center, Inc. (a Massachusetts corporation)
Crocus Early Years Centre Ltd. (a United Kingdom corporation)
Daisies Day Nurseries, Ltd. (a United Kingdom corporation)
Elsie Inglis Red Apple Nursery, Ltd. (a United Kingdom(a Scotland corporation)
Enchanted Forest Day Care, Inc. (a Connecticut corporation)
GreenTree ChildcareChild Care Services, Inc. (a Delaware corporation)
Kidstop at Boynton Beach, Inc. (a Florida corporation)
LakeShore Preparatory School, Inc. (an IllinoisLipton Corporate Child Care Centers, Inc. (a
Delaware corporation)
Lipton Corporate Child Care Centers (JC), Inc. (a Delaware corporation)
Lipton Corporate Child Care Centers (Park Ave.), Inc. (a New York corporation)
Lipton Corporate Child Care Centers (Reston), Inc. (a Delaware corporation)
Lipton Corporate Child Care Centers (Metropolitan Square), Inc. (a District of Columbia
corporation)
Lipton Corporate Childcare, Inc. (New York) (a Delaware corporation)
Lipton Corporate Child Care Centers (WP), Inc. (a Delaware corporation)
Lipton Corporate Child Care Centers (Tysons Corner), Inc. (a Virginia corporation)
Lipton Corporate Child Care Centers (Morris County), Inc. (a Delaware corporation)
Lipton Corporate Child Care Centers (Oakwood at the Windsor), Inc. (a Pennsylvania corporation)
Nurseryworks, Ltd. (a United Kingdom corporation)
Nurseryworks Associates, Ltd. (a United Kingdom corporation)
OxfordPitco 004, Ltd. (a United Kingdom corporation)
Resources in Active Learning, Inc. (a California corporation)
Rutland Red Apple Nursery, Ltd. (a United Kingdom corporation)
Staffquest, Ltd. (a United Kingdom corporation)
The Birrell Collection, Ltd. (a United Kingdom corporation)
Daisies Day Nurseries Ltd. (a United Kingom corporation)
Beehive Day Nurseries Ltd. (a United KingomScotland corporation)

91